Exhibit 99.1
NCI Building Systems Reports Fourth Quarter Fiscal 2010 Results
Company Posts Q4 Revenues of $241.5 Million; Adjusted EBITDA of $7.5 Million
Coatings and Components Groups Continued to Post Operating Profits
Cash Generated From Operations Was $27.1 Million
HOUSTON, TX—(Marketwire — December 7, 2010) — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the fourth quarter ended October 31, 2010.
Fourth Quarter 2010 Financial Results
“Fourth quarter revenues were comparable to prior quarter and year-ago levels, despite declines of 15% and 18%, respectively, in nonresidential construction activity measured in square feet, as reported by McGraw-Hill,” said Norman C. Chambers, NCI’s Chairman, President and Chief Executive Officer. “Within this difficult business environment, we maintained our leading market share positions in each of our operating segments, and we continued to take actions to strengthen our prospects for future growth when our markets recover.”
“Both our Components and Coatings groups again posted operating profits. As expected, operating margins narrowed as we held prices stable for our customers while we worked through higher priced steel inventory in the quarter,” Mr. Chambers noted. “Our Buildings group’s adjusted operating results improved sequentially as a result of better pricing discipline but did not reach breakeven due to rescheduling of certain projects to the first and second quarters of 2011. The Buildings group’s backlog at the end of the fourth quarter was $193 million, which in tonnage terms was down 12.4% sequentially, typical of our seasonal trends. The current backlog reflects our improved pricing discipline, and an increased proportion of work from the commercial/industrial market.”
Mr. Chambers added, “For the third consecutive year, industry-wide demand was significantly reduced by weak economic conditions, and our traditionally strongest markets, commercial and industrial, were among the hardest hit. Within this challenging environment, we have moved ahead with a strategy to expand and better support our builder network, invest in technology and systems to shorten delivery times and reduce costs, develop new products and expand our end markets. We are pleased to report that NCI made important progress in each of these key initiatives in fiscal 2010.”
For the fourth quarter, sales were $241.5 million, down 1% from the $243.3 million reported in last year’s fourth quarter and 1.6% below the $245.3 million reported in the prior quarter. Gross profit margin was 19.2% compared to 24.8% in the year-ago fourth quarter and 20.5% in the prior quarter.
Selling, general and administrative expenses were $48.5 million, or 20.1% of revenues. This compares to $51.2 million, or 21.1% of revenues in last year’s fourth quarter, and $48.7 million, or 19.9% of revenues in the prior quarter. The Company posted an operating loss of $3.8 million this quarter compared to an operating loss of $3.7 million in the prior year period and an operating profit of $1.1 million for the third quarter of 2010. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s bank credit agreement, was $7.5 million compared to $18.5 million in last year’s fourth quarter and $10.2 million for the 2010 third quarter.
For the fourth quarter, the Company reported a net loss applicable to common shares of $18.6 million, which included the accrual of preferred stock dividends and accretion of $8.9 million and a non-cash beneficial conversion feature charge of $4.2 million. This compares to a net loss of $113.6 million in the 2009 fourth quarter. In the 2010 third quarter, the net loss applicable to common shares was $16.5 million, which included the accrual of convertible preferred stock dividends and accretion of $8.6 million and a non-cash beneficial conversion feature charge of $4.6 million.
The adjusted loss per diluted share, excluding the non-cash beneficial conversion charge and other special charges presented in the table below, was $0.72; the reported net loss per diluted share was $1.01. This compares to adjusted earnings per diluted share of $1.86 and a reported net loss per diluted share of $17.66 in last year’s fourth quarter and an adjusted net loss per diluted share of $0.64 and a reported net loss per diluted share of $0.90 in the 2010 third quarter, each adjusted for the 1-for-5 reverse split that was effective at the close of market on March 5, 2010.
The weighted average number of common shares used in the calculation of fourth quarter 2010 per share amounts was 18.4 million compared to 5.9 million last year and 18.3 million in the prior quarter.
Inventory levels declined 22.7% sequentially to $81.4 million, reflecting seasonal factors. Annualized inventory turnover was 8.6 turns for the fourth quarter compared to 7.2 turns for the third quarter.
Capital expenditures were $14 million for fiscal year 2010, inclusive of $4.9 million for the recently acquired Middletown, Ohio coating facility, consistent with the Company’s forecast.
Additional Corporate Developments
NCI also announced today that it has finalized an amendment of its undrawn $125 million asset based revolving credit facility (“ABL”) that cuts the unused commitment fee in half from 1% to 0.50%, reduces the effective interest rate on borrowings, if any, by nearly 40% or 175 basis points, and relaxes the prohibitions against paying cash dividends on the convertible preferred stock.
In addition, on December 6th, 2010, the Preferred Dividend Committee of the Board of Directors elected to pay the $5.55 million preferred dividend in cash on December 15, 2010. The determination of cash payment versus payment in-kind or “PIK” of the preferred dividends hereafter will be made each quarter adhering to the limitations of the Company’s term loan and ABL credit facilities as well as the Company’s intermediate and long term cash flow requirements. The Company’s term loan currently restricts the payment of cash dividends to 50% of cumulative earnings beginning with the fourth quarter of 2009, and in the absence of accumulated earnings, cash dividends and other restricted payments are limited to $14.5 million in the aggregate during the term of the loan.

Fourth Quarter Segment Performance
The Company reported an adjusted operating loss of $1.7 million, which is reconciled with the reported GAAP operating loss in the table below.
NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME
(LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED OCTOBER 31, 2010
(Unaudited)
(In thousands)

			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,754	$8,820	$(3,859)	$(12,489)	$(3,774)
Asset impairments	—	221	—	—	221
Restructuring charges	—	95	1,533	—	1,628
Pre-acquisition contingency adjustment	—	—	178	—	178

“Adjusted” operating income (loss) (1)	$3,754	$9,136	$(2,148)	$(12,489)	$(1,747)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.
“Each of our business segments has been significantly affected by the economic downturn. In the face of substantially lower volumes, each business segment has succeeded in reducing costs, while increasing service levels to customers,” noted Mr. Chambers.
The Components group’s revenues declined 3.3% from last year’s fourth quarter levels. Lower volume and lower selling prices caused margin compression compared to last year’s fourth quarter. For the year, the Components group improved outbound freight efficiency by 13% and reduced scrap cost per ton by 6%. In addition, the Components group increased sales of retrofit roofing products and introduced a new line of energy-efficient insulated metal panels, supplementing its core metal components sales to both third parties and our Buildings group.
Revenues for the Coatings group increased 5% year-over-year, but profitability was reduced as a result of lower internal volume and lower selling prices relative to material costs. For the year, the Coatings group reduced manufacturing costs per ton by 6%, while reducing yield loss per ton by 18%. For fiscal 2010, the Coatings group increased capacity, including the purchase of its sixth plant (Middletown, Ohio) to support both the future growth in third party sales and internal demand from the Components and Buildings groups.
The Buildings group’s revenues increased 4.3% from fourth quarter 2009 levels. Operating results were significantly impacted, by lower volume combined with higher material costs per ton. For the year, the Buildings group reduced engineering and drafting costs by 12% per ton and manufacturing costs by 16% per ton while increasing shipped volumes through process, systems and technological advances across all of its brands.
Market Commentary
Nonresidential construction activity measured in square feet declined significantly from the comparable period in 2009. McGraw-Hill reported that new construction activity measured in square feet was down to 635 million square feet in fiscal 2010, 24% below fiscal 2009 levels, and NCI’s traditionally strong commercial and industrial markets declined approximately 29%.
The American Institute of Architect’s Architectural Billing Index published for October was 48.7. While below 50 for all sectors combined, the commercial and industrial component of the Index remained above 50 for the sixth consecutive month. McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 18% lower in calendar 2010 compared to calendar 2009.
Outlook
“In fiscal 2010, NCI executed effectively on all aspects of our strategy to optimize the Company’s positioning once our markets recover,” Mr. Chambers noted. “Specifically, we:
•	Enhanced our builder network through selective recruitment;

•	Increased the capacity of our Coatings group through an opportunistic facility acquisition;

•	Invested $3.3 million in technology and systems, which shortened delivery times and reduced engineering, drafting and manufacturing costs;

•	Moved to full production at our energy-efficient insulated panels plant;

•	Expanded our “Express Buildings” offerings to address the market for lower complexity, small building projects;

•	Developed an export business that makes our turnkey steel buildings cost effective solutions for commercial and industrial customers in Latin America; and

•	Significantly improved our operating leverage by successfully containing fixed costs, which we reduced dramatically in 2008 and 2009.”

“At the end of the fourth quarter, we began to see a pick-up in quoting activity from the commercial/industrial sector of the market, which prior to the economic downturn had accounted for 70% of our business. In fact, October was the sixth consecutive month that the commercial/industrial sector of AIA’s Architectural Billing Index has been in positive territory, which points to construction activity in these markets increasing in the next nine to twelve months on a year-over-year basis. NCI would be a prime beneficiary of a sustained upturn in this sector as we have retained the capacity to serve a much larger marketplace with significantly reduced infrastructure costs, as a result of our previous investments in technology and automation.”
“In fiscal 2011 we will continue to improve our positioning by:
•	Launching new sales initiatives targeting specific markets and the roll-out of new products and services;

•	Moving ahead with technical system upgrades to further reduce order processing time; and

•	Implementing logistics systems to reduce transportation costs and improve scheduling.”
“McGraw-Hill and others are forecasting improvement in the nonresidential construction market during the second half of calendar 2011. We expect the advancements we have made in 2010 to continue into 2011 and, therefore, any improvement in demand would benefit our near term results.”
The NCI Building Systems, Inc. fourth quarter conference call is scheduled for December 7, 2010, at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 419727# when prompted. The Webcast archive and taped replay will both be available two hours after the call through December 14, 2010.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2009, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	October 31,	November 1,	October 31,	November 1,
	2010	2009 (1)	2010	2009
Sales	$241,454	$243,308	$870,526	$965,252
Cost of sales, excluding lower of cost or market adjustment and asset impairments	194,876	182,703	699,641	748,756
Lower of cost or market adjustment	—	—	—	39,986
Asset impairments	221	347	1,070	6,291

Gross profit	46,357	60,258	169,815	170,219
	19.2%	24.8%	19.5%	17.6%

Selling, general and administrative expenses	48,503	51,220	190,870	210,753
Goodwill and other intangible asset impairment	—	—	—	622,564
Restructuring charge	1,628	1,564	3,532	9,052
Change of control charges	—	11,168	—	11,168

Loss from operations	(3,774)	(3,694)	(24,587)	(683,318)

Interest income	22	33	91	393
Interest expense	(4,280)	(9,611)	(17,918)	(29,249)
Debt extinguishment and refinancing costs, net	250	(96,550)	76	(97,580)
Other income, net	552	476	2,131	2,045

Loss before income taxes	(7,230)	(109,346)	(40,207)	(807,709)
Benefit for income taxes	(1,794)	(7,495)	(13,330)	(56,913)

	24.8%	6.9%	33.2%	7.0%

Net loss	$(5,436)	$(101,851)	$(26,877)	$(750,796)
Convertible preferred stock dividends and accretion	8,877	1,187	34,055	1,187
Convertible preferred stock beneficial conversion feature	4,243	10,526	250,295	10,526

Net loss applicable to common shares	$(18,556)	$(113,564)	$(311,227)	$(762,509)

Loss per share:
Basic	$(1.01)	$(17.66)	$(17.07)	$(171.18)
Diluted	$(1.01)	$(17.66)	$(17.07)	$(171.18)

Weighted average number of common shares outstanding:
Basic	18,365	5,929	18,229	4,403
Diluted	18,365	5,929	18,229	4,403

Decrease in sales	-0.8%		-9.8%

Gross profit percentage	19.2%	24.8%	19.5%	17.6%

Selling, general and administrative expenses percentage	20.1%	21.1%	21.9%	21.8%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options”, and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings per share, common stock, stock options and common stock equivalents for the reverse stock split in all periods presented.

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NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	November 1,
	2010	2009
	(Unaudited)
ASSETS
Cash and cash equivalents	77,419	$90,419
Restricted cash	2,839	5,154
Accounts receivable, net	81,896	82,889
Inventories	81,386	71,537
Deferred income taxes	15,101	18,787
Income taxes receivable	15,432	27,622
Investments in debt and equity securities, at market	3,738	3,359
Prepaid expenses and other	13,923	14,494
Assets held for sale	6,114	4,963

Total current assets	297,848	319,224

Property and equipment, net	214,453	232,510
Goodwill	5,200	5,200
Intangible assets, net	26,312	28,370
Restricted cash, net of current portion	—	7,825
Other assets	16,224	21,039

Total assets	$560,037	$614,168

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current portion of long-term debt	$—	$14,164
Note payable	289	481
Accounts payable	70,589	71,252
Accrued compensation and benefits	31,569	37,215
Accrued interest	1,536	776
Other accrued expenses	46,723	54,797

Total current liabilities	150,706	178,685

Long-term debt	136,305	136,085
Deferred income taxes	14,095	18,848
Other long-term liabilities	4,820	7,657

Total long-term liabilities	155,220	162,590

Series B cumulative convertible participating preferred stock	256,870	222,815

Common stock	924	904
Additional paid-in capital	258,826	288,093
Accumulated deficit	(256,937)	(230,060)
Accumulated other comprehensive loss	(5,572)	(8,859)

Total stockholders’ equity (deficit)	(2,759)	50,078

Total liabilities and stockholders’ equity (deficit)	$560,037	$614,168

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NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Year Ended
	October 31, 2010	November 1, 2009
Cash flows from operating activities:
Net loss	$(26,877)	$(750,796)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,504	33,531
Non-cash interest expense on convertible notes	—	8,394
Share-based compensation expense	4,953	4,835
Debt extinguishment and refinancing costs, net	(76)	91,937
Gain on embedded derivative	(937)	—
(Gain) loss on sale of property, plant and equipment	180	(928)
Lower of cost or market reserve	—	39,986
Provision for doubtful accounts	78	1,221
Provision (benefit) for deferred income taxes	43	(26,841)
Asset impairments, net	1,070	6,291
Impairment of goodwill and intangible assets	—	622,564
Accelerated vesting of share-based compensation	—	9,066
Interest rate swap ineffectiveness	—	3,072
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	915	78,895
Inventories	(9,849)	79,362
Income tax receivable	12,434	(32,332)
Prepaid expenses and other	1,736	(1,423)
Accounts payable	150	(30,754)
Accrued expenses	(12,975)	(41,599)
Other, net	957	855

Net cash provided by operating activities	6,306	95,336

Cash flows from investing activities:
Capital expenditures	(14,030)	(21,657)
Proceeds from the sale of property, plant and equipment	767	2,589

Net cash used in investing activities	(13,263)	(19,068)

Cash flows from financing activities:
Decrease (increase) in restricted cash	10,140	(12,979)
Proceeds from ABL facility	245	—
Payments on ABL facility	(246)	—
Payment of convertible notes	(59)	(89,971)
Payments on term loan	(13,695)	(143,300)
Payments on other long-term debt	(190)	(910)
Payments of financing costs	(125)	(54,659)
Payments on note payable	(1,724)	(1,693)
Proceeds from stock option exercises	—	12
Issuance of convertible preferred stock	—	250,000
Purchase of treasury stock	(381)	(451)

Net cash used in financing activities	(6,035)	(53,951)

Effect of exchange rate changes on cash and cash equivalents	(8)	(99)

Net (decrease) increase in cash	(13,000)	22,218

Cash at beginning of period	90,419	68,201

Cash at end of period	$77,419	$90,419

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NCI Building Systems, Inc.
Business Segments
(Unaudited)
(In thousands)

	Three Months Ended		Three Months Ended		$	%
	October 31, 2010		November 1, 2009 (1)		Inc/(Dec)	Change

Sales:		% of Total Sales		% of Total Sales
Metal coil coating	$46,884	19	$44,614	18	$2,270	5.1%
Metal components	118,475	49	122,484	50	(4,009)	-3.3%
Engineered building systems	133,959	56	128,476	53	5,483	4.3%
Intersegment sales	(57,864)	(24)	(52,266)	(21)	(5,598)	10.7%

Total net sales	$241,454	100	$243,308	100	$(1,854)	-0.8%

Operating income (loss):		% of Sales		% of Sales
Metal coil coating	$3,754	8	$6,037	14	$(2,283)	-37.8%
Metal components	8,820	7	13,557	11	(4,737)	-34.9%
Engineered building systems	(3,859)	(3)	515	0	(4,374)	-849.3%
Corporate	(12,489)	—	(23,803)	—	11,314	47.5%

Total operating income (loss) (% of sales)	$(3,774)	(2)	$(3,694)	(2)	$(80)	-2.2%

	Fiscal Year Ended		Fiscal Year Ended		$	%
	October 31, 2010		November 1, 2009		Inc/(Dec)	Change

Sales:		% of Total Sales		% of Total Sales
Metal coil coating	$181,874	21	$169,897	18	$11,977	7.0%
Metal components	415,857	48	458,734	47	(42,877)	-9.3%
Engineered building systems	490,746	56	538,938	56	(48,192)	-8.9%
Intersegment sales	(217,951)	(25)	(202,317)	(21)	(15,634)	7.7%

Total net sales .	$870,526	100	$965,252	100	$(94,726)	-9.8%

Operating income (loss):		% of Sales		% of Sales
Metal coil coating	$16,166	9	$(99,689)	(59)	$115,855	116.2%
Metal components	26,791	6	(130,039)	(28)	156,830	120.6%
Engineered building systems	(18,438)	(4)	(389,007)	(72)	370,569	95.3%
Corporate	(49,106)	—	(64,583)	—	15,477	24.0%

Total operating income (loss) (% of sales)	$(24,587)	(3)	$(683,318)	(71)	$658,731	96.4%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

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NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE THREE MONTHS ENDED OCTOBER 31, 2010 and NOVEMBER 1, 2009
(Unaudited)
(In thousands)

	For the Three Months Ended October 31, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,754	$8,820	$(3,859)	$(12,489)	$(3,774)
Asset impairments	—	221	—	—	221
Restructuring charges	—	95	1,533	—	1,628
Pre-acquisition contingency adjustment	—	—	178	—	178

“Adjusted” operating income (loss)(1)	$3,754	$9,136	$(2,148)	$(12,489)	$(1,747)

	For the Three Months Ended November 1, 2009 (2)
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$6,037	$13,557	$515	$(23,803)	$(3,694)
Change of control charges	—	—	—	11,168	11,168
Asset impairments	—	—	347	—	347
Restructuring charges	—	74	1,469	21	1,564
Environmental and other contingency adjustments	—	—	1,115	—	1,115

“Adjusted” operating income (loss)(1)	$6,037	$13,631	$3,446	$(12,614)	$10,500

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FOR THE FISCAL YEARS ENDED OCTOBER 31, 2010 and NOVEMBER 1, 2009
(Unaudited)
(In thousands)

	For the Year Ended October 31, 2010
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$16,166	$26,791	$(18,438)	$(49,106)	$(24,587)
Asset impairments	—	147	923	—	1,070
Restructuring charges	—	510	3,022	—	3,532
Pre-acquisition contingency adjustment	—	—	178	—	178

“Adjusted” operating income (loss) (1)	$16,166	$27,448	$(14,315)	$(49,106)	$(19,807)

	For the Year Ended November 1, 2009
			Engineered
	Metal Coil	Metal	Building
	Coating	Components	Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$(99,689)	$(130,039)	$(389,007)	$(64,583)	$(683,318)
Goodwill and other intangible asset impairment	98,959	147,239	376,366	—	622,564
Lower of cost or market charge	8,102	17,152	14,732	—	39,986
Change of control charges	—	—	—	11,168	11,168
Asset impairments	—	714	4,368	1,209	6,291
Restructuring charges	103	1,306	7,440	203	9,052
Environmental and other contingency adjustments	—	—	1,115	—	1,115

“Adjusted” operating income (loss) (1)	$7,475	$36,372	$15,014	$(52,003)	$6,858

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is referred to in the text of our press release and is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of income.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
“ADJUSTED” EARNINGS (LOSS) PER DILUTED COMMON SHARE AND NET LOSS COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Years Ended
	October 31,	November 1,	October 31,	November 1,
	2010	2009 (2)	2010	2009

Net loss per diluted common share, GAAP basis	$(1.01)	$(17.66)	$(17.07)	$(171.18)
Goodwill and other intangible asset impairment	—	—	—	136.26
Debt extinguishment and refinancing costs	(0.01)	16.01	—	21.70
Lower of cost or market adjustment	—	—	—	5.85
Convertible preferred stock beneficial conversion feature	0.23	1.78	13.73	2.39
Change of control	—	1.16	—	1.56
Restructuring charge	0.05	0.12	0.12	1.27
Asset impairments	0.01	0.01	0.03	0.88
Gain on embedded derivative	—	—	(0.03)	—
Interest rate swap	—	0.32	—	0.43
Pre-acquisition contingency adjustment	0.01	—	0.01	—
Environmental and other contingency adjustments	—	0.12	—	0.16

“Adjusted” diluted earnings (loss) per common share (1)	$(0.72)	$1.86	$(3.21)	$(0.68)

	Fiscal Three Months Ended		Fiscal Years Ended
	October 31,	November 1,	October 31,	November 1,
	2010	2009 (2)	2010	2009

Net loss applicable to common shares, GAAP basis	$(18,556)	$(104,688)	$(311,227)	$(753,633)
Goodwill and other intangible asset impairment	—	—	—	599,966
Debt extinguishment and refinancing costs	(163)	94,925	(49)	95,559
Lower of cost or market adjustment	—	—	—	25,773
Convertible preferred stock beneficial conversion feature	4,242	10,526	250,294	10,526
Change of control	—	6,880	—	6,880
Restructuring charge	1,058	716	2,296	5,576
Asset impairments	144	35	696	3,875
Gain on embedded derivative	(4)	—	(609)	—
Interest rate swap	—	1,893	—	1,893
Pre-acquisition contingency adjustment	116	—	116	—
Environmental and other contingency adjustments	—	687	—	687

“Adjusted” net earnings (loss) applicable to common shares (1)	$(13,163)	$10,974	$(58,483)	$(2,898)

(1)	The Company discloses a tabular comparison of “Adjusted” earnings (loss) per diluted common share and net loss, which are non-GAAP measures because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” diluted earnings (loss) per share and net loss should not be considered in isolation or as a substitute for earnings (loss) per diluted share and net loss as reported on the face of our statement of operations.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options,” and ASC Subtopic 260-10, “Earnings per Share.” In addition, on March 5, 2010, the Company filed an amendment to its Certificate of Incorporation to effect the Reverse Stock Split at an exchange ratio of 1-for-5. As such, we have retrospectively adjusted basic and diluted earnings (loss) per share, common stock, stock options, and common stock equivalents for the reverse stock split in all periods presented.
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NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NON-CASH ITEMS (“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 31,	May 2,	August 1,	October 31,	October 31,
	2010	2010	2010	2010	2010
Net loss	$(10,486)	$(7,656)	$(3,299)	$(5,436)	$(26,877)
Add:
Depreciation and amortization	7,521	7,480	7,457	7,309	29,767
Consolidated interest expense, net	4,507	4,670	4,392	4,258	17,827
Provision for taxes	(5,779)	(5,536)	(221)	(1,794)	(13,330)
Non-cash charges:
Stock-based compensation	801	1,403	1,374	1,375	4,953
Asset impairments (recovery)	1,029	(116)	(64)	221	1,070
Embedded derivative	(919)	(4)	(7)	(7)	(937)
Pre-acquisition contingency adjustment	—	—	—	178	178
Cash restructuring charges	524	829	551	1,628	3,532
Transaction costs	174	—	—	(250)	(76)

Adjusted EBITDA (1)	$(2,628)	$1,070	$10,183	$7,482	$16,107

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	February 1,	May 3,	August 2,	November 1,	November 1,
	2009	2009	2009	2009 (2)	2009
Net income (loss)	$(529,981)	$(121,571)	$2,607	$(101,851)	$(750,796)
Add:
Depreciation and amortization	8,324	8,436	7,586	7,640	31,986
Consolidated interest expense, net	6,623	6,168	6,487	9,578	28,856
Provision for taxes	(34,861)	(16,382)	1,825	(7,495)	(56,913)
Non-cash charges:
Stock-based compensation	1,372	1,177	1,241	1,045	4,835
Goodwill and other intangible asset impairment	517,628	104,936	—	—	622,564
Asset impairments (recovery)	623	5,295	26	347	6,291
Lower of cost or market charges	29,378	10,608	—	—	39,986
Cash restructuring charges	2,479	3,796	1,213	1,564	9,052
Transaction costs	—	629	401	107,718	108,748

Adjusted EBITDA (1)	$1,585	$3,092	$21,386	$18,546	$44,609

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the term note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA, except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

(2)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”

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NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)
(2009 as Adjusted (1))

	QTD		QTD			%
	4th Qtr 2010		4th Qtr 2009		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	46,884	16%	44,614	15%	2,270	5%
Intersegment	(29,433)		(31,122)		1,689	-5%

Third Party Sales	17,451	7%	13,492	6%	3,959	29%

Operating Income (Loss)	3,754	22%	6,037	45%	(2,283)	-38%

Metal Components
Total	118,475	39%	122,484	42%	(4,009)	-3%
Intersegment	(24,329)		(17,156)		(7,173)	42%

Third Party Sales	94,146	39%	105,328	43%	(11,182)	-11%

Operating Income (Loss)	8,820	9%	13,557	13%	(4,737)	-35%

Engineered Building Systems
Total	133,959	45%	128,476	43%	5,483	4%
Intersegment	(4,102)		(3,988)		(114)	3%

Third Party Sales	129,857	54%	124,488	51%	5,369	4%

Operating Income (Loss)	(3,859)	-3%	515	0%	(4,374)	-849%

Consolidated
Total	299,318	100%	295,574	100%	3,744	1%
Intersegment	(57,864)		(52,266)		(5,598)	11%

Third Party Sales	241,454	100%	243,308	100%	(1,854)	-1%

Operating Income (Loss)	(3,774)	-2%	(3,694)	-2%	(80)	2%

	YTD		YTD			%
	2010		2009		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	181,874	17%	169,897	15%	11,977	7%
Intersegment	(116,634)		(116,708)		74	0%

Third Party Sales	65,240	7%	53,189	6%	12,051	23%

Operating Income (Loss)	16,166	25%	(99,689)	-187%	115,855	116%

Metal Components
Total	415,857	38%	458,734	39%	(42,877)	-9%
Intersegment	(87,780)		(69,602)		(18,178)	26%

Third Party Sales	328,077	38%	389,132	40%	(61,055)	-16%

Operating Income (Loss)	26,791	8%	(130,039)	-33%	156,830	121%

Engineered Building Systems
Total	490,746	45%	538,938	46%	(48,192)	-9%
Intersegment	(13,537)		(16,007)		2,470	-15%

Third Party Sales	477,209	55%	522,931	54%	(45,722)	-9%

Operating Income (Loss)	(18,438)	-4%	(389,007)	-74%	370,569	95%

Consolidated
Total	1,088,477	100%	1,167,569	100%	(79,092)	-7%
Intersegment	(217,951)		(202,317)		(15,634)	8%

Third Party Sales	870,526	100%	965,252	100%	(94,726)	-10%

Operating Income (Loss)	(24,587)	-3%	(683,318)	-71%	658,731	96%

(1)	Amounts have been retrospectively adjusted as a result of the adoption, effective November 2, 2009, of ASC Subtopic 470-20, “Debt with Conversion and Other Options.”
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